EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information and accompanying notes reflect the pro forma effects of:

(1)
Acquisition. On December 1, 2016, Oasis Petroleum Inc. (the “Company”) completed the acquisition of approximately 55,000 net acres in the Williston Basin from SM Energy Company for aggregate consideration of approximately $765.8 million in cash (the “Purchase Price”), which is subject to customary post close adjustments (the “Williston Basin Acquisition”).

(2)
Financing. On October 21, 2016, the Company issued 55,200,000 shares of its common stock (including 7,200,000 shares issued pursuant to the underwriters’ option to purchase additional common stock) at a purchase price to the public of $10.80 per share (the “Equity Offering”). Net proceeds from the Equity Offering were approximately $584.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company funded the Purchase Price of the Williston Basin Acquisition with proceeds from the Equity Offering and borrowings under its revolving credit facility.

The unaudited pro forma condensed combined statements of operations for the nine-month period ended September 30, 2016 and the year ended December 31, 2015 presented below have been prepared based on the Company’s historical consolidated statements of operations for such periods, and were prepared as if the Williston Basin Acquisition and related financing had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet at September 30, 2016 presented below was prepared based on the Company’s historical consolidated balance sheet at September 30, 2016, and was prepared as if the Williston Basin Acquisition and related financing had occurred on September 30, 2016.
Final working capital and other post-closing adjustments have not been reflected in these unaudited pro forma condensed combined financial statements. Further, the initial purchase accounting for the Williston Basin Acquisition is not complete and adjustments to estimated amounts, or recognition of additional assets acquired or liabilities assumed, may occur as more detailed reviews and valuations are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition date. Additionally, the unaudited pro forma condensed combined financial statements do not reflect costs of integration activities or benefits that may result from other efficiencies.
The pro forma data is based on assumptions and include adjustments as explained in the notes herein. Management believes that the assumptions used to prepare the unaudited pro forma condensed combined financial information and accompanying notes provide a reasonable and reliably determinable basis for presenting the significant effects directly attributable, factually supportable, and expected to have a continuing impact to the Williston Basin Acquisition and related financing. The following unaudited pro forma condensed combined statements of operations do not purport to represent what the Company’s results of operations would have been if the Williston Basin Acquisition and related financing had occurred on January 1, 2015. The unaudited pro forma condensed combined financial information should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the historical Statements of Revenues and Direct Operating Expenses of the Williston Basin Acquisition Properties and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.

	Oasis Petroleum Inc.
	Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2016
	Oasis Historical	Pro Forma Acquisition Adjustments (a)	Pro Forma Financing Adjustments (b)	Oasis Pro Forma
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$13,776	$(765,752)	$765,752	$13,776
Accounts receivable — oil and gas revenues	103,128			103,128
Accounts receivable — joint interest and other	77,903			77,903
Inventory	8,513	974		9,487
Prepaid expenses	6,093			6,093
Derivative instruments	9,142			9,142
Other current assets	4,290			4,290
Total current assets	222,845	(764,778)	765,752	223,819
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,438,782	773,505		7,212,287
Other property and equipment	580,171	204		580,375
Less: accumulated depreciation, depletion, amortization and impairment	(1,866,280)			(1,866,280)
Total property, plant and equipment, net	5,152,673	773,709	—	5,926,382
Derivative instruments	194			194
Other assets	22,549			22,549
Total assets	$5,398,261	$8,931	$765,752	$6,172,944
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,929			$7,929
Revenues and production taxes payable	141,991			141,991
Accrued liabilities	98,926			98,926
Accrued interest payable	19,798			19,798
Derivative instruments	17,308			17,308
Advances from joint interest partners	5,191			5,191
Total current liabilities	291,143	—	—	291,143
Long-term debt	2,125,573		181,732	2,307,305
Deferred income taxes	546,202			546,202
Asset retirement obligations	37,092	8,931		46,023
Derivative instruments	7,755			7,755
Other liabilities	2,992			2,992

Total liabilities	3,010,757	8,931	181,732	3,201,420
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 shares authorized; 182,038,164 shares issued and 181,186,070 shares outstanding historical; 237,238,164 shares issued and 236,386,070 shares outstanding pro forma	1,779		552	2,331
Treasury stock, at cost: 852,094 shares	(15,895)			(15,895)
Additional paid-in capital	1,755,427		583,468	2,338,895
Retained earnings	646,193			646,193
Total stockholders’ equity	2,387,504	—	584,020	2,971,524
Total liabilities and stockholders’ equity	$5,398,261	$8,931	$765,752	$6,172,944

See accompanying notes to unaudited pro forma condensed combined financial information.

	Oasis Petroleum Inc.
	Unaudited Pro Forma Condensed Combined Statement of Operations
	For Nine Months Ended September 30, 2016
	Oasis Historical	Pro Forma Acquisition Adjustments		Pro Forma Financing Adjustments		Oasis Pro Forma
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$434,835	$108,226	(c)	$—		$543,061
Well services and midstream revenues	51,839	—		—		51,839
Total revenues	486,674	108,226		—		594,900
Operating expenses
Lease operating expenses	98,283	25,837	(c)	—		124,120
Well services and midstream operating expenses	21,429	—		—		21,429
Marketing, transportation and gathering expenses	23,899	6,559	(c)	—		30,458
Production taxes	39,758	10,004	(c)	—		49,762
Depreciation, depletion and amortization	356,885	54,913	(d)	—		411,798
Exploration expenses	1,192	—		—		1,192
Impairment	3,967	—		—		3,967
General and administrative expenses	69,087	—		—		69,087
Total operating expenses	614,500	97,313		—		711,813
Loss on sale of properties	(1,305)	—		—		(1,305)
Operating income (loss)	(129,131)	10,913		—		(118,218)
Other income (expense)
Net loss on derivative instruments	(55,624)	—		—		(55,624)
Interest expense, net of capitalized interest	(105,444)	—		5,187	(f)	(100,257)
Gain on extinguishment of debt	4,865	—		—		4,865
Other income (expense)	188	—		—		188
Total other income (expense)	(156,015)	—		5,187		(150,828)
Income (loss) before income taxes	(285,146)	10,913		5,187		(269,046)
Income tax benefit (expense)	96,818	(4,084)	(g)	(1,941)	(g)	90,793
Net income (loss)	$(188,328)	$6,829		$3,246		$(178,253)
Loss per share:
Basic	$(1.09)					$(0.78)
Diluted	(1.09)					(0.78)
Weighted average shares outstanding:
Basic	172,360			55,200	(h)	227,560
Diluted	172,360			55,200	(h)	227,560
See accompanying notes to unaudited pro forma condensed combined financial information.

	Oasis Petroleum Inc.
	Unaudited Pro Forma Condensed Combined Statement of Operations
	Year Ended December 31, 2015
	Oasis Historical	Pro Forma Acquisition Adjustments		Pro Forma Financing Adjustments		Oasis Pro Forma
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$721,672	$201,987	(c)	$—		$923,659
Well services and midstream revenues	68,063	—		—		68,063
Total revenues	789,735	201,987		—		991,722
Operating expenses						—
Lease operating expenses	144,481	34,752	(c)	—		179,233
Well services and midstream operating expenses	28,031	—		—		28,031
Marketing, transportation and gathering expenses	31,610	7,031	(c)	—		38,641
Production taxes	69,584	19,718	(c)	—		89,302
Depreciation, depletion and amortization	485,322	82,072	(d)	—		567,394
Exploration expenses	2,369	—		—		2,369
Rig termination	3,895	—		—		3,895
Impairment	46,109	—		—		46,109
General and administrative expenses	92,498	430	(e)	—		92,928
Total operating expenses	903,899	144,003		—		1,047,902
Operating income (loss)	(114,164)	57,984		—		(56,180)
Other income (expense)						—
Net gain on derivative instruments	210,376	—		—		210,376
Interest expense, net of capitalized interest	(149,648)	—		6,712	(f)	(142,936)
Other income (expense)	(2,935)	—		—		(2,935)
Total other income (expense)	57,793	—		6,712		64,505
Income (loss) before income taxes	(56,371)	57,984		6,712		8,325
Income tax benefit (expense)	16,123	(21,674)	(g)	(2,509)	(g)	(8,060)
Net income (loss)	$(40,248)	$36,310		$4,203		$265
Loss per share:
Basic	$(0.31)					$—
Diluted	(0.31)					—
Weighted average shares outstanding:
Basic	130,186			55,200	(h)	185,386
Diluted	130,186			55,200	(h)	185,386
See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(1) Basis of Presentation
On December 1, 2016, Oasis Petroleum Inc. (the “Company”) completed the acquisition of approximately 55,000 net acres in the Williston Basin (the “Properties”) from SM Energy Company (“SM Energy”) for aggregate consideration of approximately $765.8 million in cash (the “Purchase Price”), which is subject to customary post close adjustments (the “Williston Basin Acquisition”).

The historical financial information is derived from the historical, consolidated financial statements of the Company, and the historical statements of revenues and direct operating expenses for the Properties (which are based on information provided by SM Energy). The unaudited pro forma condensed combined statements of operations were prepared assuming the Williston Basin Acquisition and related financing transactions occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet at September 30, 2016 was prepared based on the Company’s historical consolidated balance sheet at September 30, 2016, and was prepared as if the Williston Basin Acquisition and related financing had occurred on September 30, 2016.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Williston Basin Acquisition and related financing transactions. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

(2) Pro Forma Adjustments
Balance Sheet. The unaudited pro forma condensed combined balance sheet at September 30, 2016 reflects the following adjustments:

(a)	Adjustments to reflect the consideration paid and the fair value measurements of assets acquired and liabilities assumed by the Company for the Williston Basin Acquisition.
The Williston Basin Acquisition qualifies as a business combination, and as such, the Company estimated the fair value of the Properties as of the December 1, 2016 acquisition close date, in accordance with the Financial Accounting Standards Board’s authoritative guidance on business combinations. The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). Fair value measurements also utilize market assumptions of market participants.
The Company used a discounted cash flow model to calculate the fair value of oil and natural gas properties and asset retirement obligations (“ARO”). The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs to the valuation of oil and natural gas properties include estimates of i) quantities of oil and natural gas reserves, ii) future commodity prices, iii) future operating and development costs, iv) projections of future timing and rates of production, v) expected recovery rates and vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates.
Estimating the future ARO requires management to make estimates and judgments regarding timing and existence of a liability, as well as what constitutes adequate restoration. Inherent in the fair value calculation are numerous assumptions and judgments including the ultimate costs, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments.

The Company estimates the fair value of the Williston Basin Acquisition to be approximately $765.8 million, which the Company considers to be representative of the price paid by a typical market participant. This measurement resulted in no goodwill or bargain purchase price being recognized. The acquisition costs were insignificant and were expensed as incurred. The Williston Basin Acquisition is considered a taxable transaction; therefore, no deferred tax amounts were recognized at the acquisition date as the tax basis of the assets acquired and liabilities assumed were also recorded at fair value.
The following table summarizes the consideration paid for the Williston Basin Acquisition and the fair value of the assets acquired and liabilities assumed as of December 1, 2016. The purchase price allocation is preliminary and subject to adjustments, as the final closing will be complete during the first quarter of 2017.

(In thousands)
Consideration given to SM Energy:
Cash	$765,752
Recognized amounts of identifiable assets acquired and liabilities assumed:
Proved developed properties	$419,115
Proved undeveloped properties	154,146
Unproved lease acquisition costs	200,244
Other property and equipment	204
Inventory	974
Asset retirement obligations	(8,931)
$765,752

(b)
Adjustments to reflect the financing transactions related to the Williston Basin Acquisition, including the $584.0 million net proceeds from the Company’s October 2016 issuance of its common stock (the “Equity Offering”) and $181.7 million borrowings under the Company’s revolving credit facility.

Statements of Operations. The unaudited pro forma condensed combined statements of operations for the nine month period ended September 30, 2016 and the year ended December 31, 2015 reflect the following adjustments:

(c)
Revenues and direct operating expenses of the oil and natural gas properties acquired in the Williston Basin Acquisition. The pro forma adjustments represent the reclassification of the Properties’ revenues and direct operating expenses, to conform to the presentation of the Company.

(d)
Depreciation, depletion and amortization (“DD&A”) and accretion expense related to the Properties. DD&A was calculated using the unit-of-production method under the successful efforts method of accounting, and adjusts DD&A for (1) the increase in DD&A reflecting the fair values and production volumes attributable to the Properties and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the Williston Basin Acquisition. The pro forma DD&A rate is $23.83 per BOE and $23.63 per BOE for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively. This adjustment also includes the accretion expense on ARO of $0.5 million and $0.7 million attributable to the Properties for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

(e)
General and administrative expenses resulting from a transaction services agreement between the Company and SM Energy, in which the Company agreed to pay a monthly fee per acquired well for a defined two-month transition period, subsequent to the close date of the Williston Basin Acquisition.

(f)
Interest expense, net of capitalized interest, associated with the borrowings under the Company’s revolving credit facility for the periods presented. Interest capitalized for the nine months ended September 30, 2016 and the year ended December 31, 2015 includes an additional $7.7 million and $9.8 million, respectively, attributable to the acquired Properties and related financing. A 1/8% change in the interest rate associated with the revolving credit facility would result in a change in interest expense of approximately $0.2 million for both the nine months ended September 30, 2016 and the year ended December 31, 2015.

(g)
Income tax expense for both the nine months ended September 30, 2016 and the year ended December 31, 2015 was recorded at 37.4% of pre-tax net income, respectively. The effective tax rate applied to the pro forma adjustments for the periods presented was consistent with the statutory tax rate applicable to the U.S. and the blended state rate for the states in which the Company conducts business.

(h)	Adjustment to reflect the issuance of 55,200,000 shares of the Company’s common stock from the Equity Offering used to finance the Williston Basin Acquisition.
(3) Supplemental Oil and Gas Reserve Information
Estimated Quantities of Proved Oil and Natural Gas Reserves
The table below summarizes the Company’s estimated net proved reserves at December 31, 2015 based on reports prepared by DeGolyer and MacNaughton, the Company’s independent reserve engineers. In preparing its reports, DeGolyer and MacNaughton evaluated 100% of the reserves and discounted values at December 31, 2015 in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to companies involved in oil and natural gas producing activities.

In addition, the following table also sets forth information as of December 31, 2015 about the estimated net proved reserves attributable to the Properties, and the pro forma estimated net proved reserves as if the Williston Basin Acquisition had occurred on December 31, 2015. The acquired reserve estimates at December 31, 2015 presented in the table below were prepared by the Company’s reserve engineers, in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures.

Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

	December 31, 2015
	OAS Historical	Acquired Reserves	Pro Forma

Proved Reserves
Developed:
Oil (MMBbls)	127.4	29.5	156.9
Natural gas (Bcf)	120.8	51.5	172.3
Total estimated proved developed reserves (MMBoe)	147.6	38.1	185.7
Undeveloped:
Oil (MMBbls)	57.5	3.3	60.8
Natural gas (Bcf)	79.0	5.1	84.1
Total estimated proved undeveloped reserves (MMBoe)	70.7	4.2	74.9

Oil price (per Bbl)(1)	$50.16	$50.16	$50.16
Natural gas price (per MMBtu)(1)	2.63	2.63	2.63
________________

(1)
The Company’s estimated net proved reserves, PV-10 and Standardized Measure were determined using prices for oil and natural gas, without giving effect to derivative transactions, which were held constant throughout the life of the properties. The actual reserve estimates were prepared using SEC pricing, calculated as the unweighted arithmetic average first-day-of-the-month prices for the prior twelve months, which was $50.16/Bbl for oil and $2.63/MMBtu for natural gas for the year ended December 31, 2015. The prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

Changes in commodity prices may significantly impact the Company’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of the Company’s reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to the Company’s development plan adopted in response to lower prices or otherwise.
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves
The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of the Company and of the Properties acquired in the Williston Basin Acquisition on a pro forma combined basis as of December 31, 2015. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those estimated oil and natural gas reserves attributable to the Properties acquired.

	December 31, 2015
	OAS Historical	Acquired Reserves	Adjustment	Pro Forma
	(In thousands)
Future cash inflows	$8,582,831	$1,491,949	$—	$10,074,780
Future production costs	(3,842,517)	(683,713)	—	(4,526,230)
Future development costs	(909,562)	(74,241)	—	(983,803)
Future outflows for income tax	(225,662)	—	(22,162)	(247,824)
Future net cash flows	3,605,090	733,995	(22,162)	4,316,923
10% annual discount for estimated timing of cash flows	(1,690,760)	(306,276)	6,081	(1,990,955)
Standardized measure of discounted future net cash flows	$1,914,330	$427,719	$(16,081)	$2,325,968
Pro forma income tax expense reflects expense on the combined future net cash flows based on the Company’s estimated effective tax rate, after giving effect to the pro forma transactions. The Company’s effective tax rate differs from the 35% federal statutory rate primarily as a result of the effect of the statutory rates for the states in which the Company conducts business.